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                                  EXHIBIT 23.1
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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
Arkla, Inc.

We consent to the incorporation by reference in the registration statement of Arkla, Inc. (the "Company") on Form S-3 (File Nos. 33-41493 and 33-48750) and Form S-8 (File Nos. 2-61923, 33-10806, 33-20594, 33-38063, and 33-38064) of our
reports, which include explanatory paragraphs concerning (1) the Company being named as a defendant in a lawsuit filed by the Resolution Trust Corporation for which the ultimate outcome of the litigation cannot presently be determined and
(2) the Company's changes in accounting methods for postemployment benefits and postretirement benefits, dated March 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of Arkla, Inc. and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports are included in this Annual Report on Form 10-K.



                                          /s/  COOPERS & LYBRAND

Houston, Texas
March 24, 1994